AGREEMENT OF CONVEYANCE, TRANSFER AND ASSIGNMENT OF ASSETS AND
ASSUMPTION OF OBLIGATIONS

This Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations (“Agreement”) is made as of December 2, 2010, by and between OmniReliant Holdings, Inc., a Nevada corporation. (“Omni” or “Assignor”), with an address of 14375 Myerlake Circle, Clearwater, FL 33760, and Zurvita Holdings, Inc., a Delaware corporation(“Assignee”).

WHEREAS, Omni owns 100% of certain assets, as set forth on Schedule A attached hereto (collectively, the “Assets”);

WHEREAS, Omni desires to convey, transfer and assign to Assignee, and Assignee desires to acquire from Omni, all of Omni’s interest in the Assets, free and clear of all liens, claims, encumbrances and liabilities.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.     Assignment and Sale.

1.1.           Assignment of Assets.  For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Omni, Omni does hereby assign, grant, bargain, sell, convey, transfer and deliver to Assignee, and its successors and assigns, all of Omni’s right, title and interest in, to and under the Assets.

1.2           Closing.  The purchase and sale of Omni’s interest in the Assets shall take place at a closing (the “Closing”), to be held at such date, time and place at the law office of Sichenzia Ross Friedman & Ference LLP as shall be determined by Assignee on notice to Assignors.  In consideration for the transfer and sale of the Assets: (i) Assignee shall assume all payments, expenses, costs and liabilities of any kind or nature, whether or not existing at the time of this Agreement, as they relate to the Assets; (ii) the Assignor and Assignee agree to terminate the license agreement, dated October 9, 2009, by and between the Assignor and the Assignee (the “License Agreement”) (notwithstanding the foregoing, the promissory note in the principal amount of Two Million Dollars ($2,000,000) issued by the Assignee to the Assignor (the “Note”), pursuant to the License Agreement, shall remain outstanding, due and payable; and (iii) the Assignee shall cause copies of the Assets, including copies of the URL, Trademark and source codes (the “Asset Copies”), to be placed in an Iron Mountain Account (for which Assignee shall pay and incur all current and future costs), as part of the collateral for the Note, subject to the terms of a security agreement simultaneously executed and dated as of the date hereof between the Assignor and the Assignee, (collectively, the “Purchase Consideration”).

1.3           Further Assurances.  Assignors shall from time to time after the date hereof at the request of Assignee and without further consideration execute and deliver to Assignee such additional instruments of transfer and assignment, including without limitation any bills of sale, assignments of leases, deeds, and other recordable instruments of assignment, transfer and conveyance, in addition to this Agreement, as Assignee shall reasonably request to evidence more fully the assignment by Omni to Assignee of its interest in the Assets

1.4           Closing Deliverables of Assignor. At the Closing, Assignor shall deliver the following to the Assignee:

(a)           The Assets

(b)           Such deeds, bills of sale, assignments and other instruments of conveyance and transfer, and such powers of attorney, as shall be effective to vest in Assignee title to or other interest in, and the right to full custody and control of, the Assets, free and clear of all liens, charges, encumbrances and security interests whatsoever.

(c)           Executed waivers from secured creditors agreeing to release the Assets from its security interest.

(d)           Evidence of filing of UCC-3 Financing Statement Amendments removing the Asset from any and all UCC-1 Financing Statements that may include the Assets as collateral.

All other documents, certificates, instruments or writings reasonably required by Assignee to be delivered by Assignor at or prior to the Closing pursuant to this Agreement.

1.5 Closing Deliverables of Assignee.  On the date of Closing, Assignee shall deliver the following to the Assignor:

(a)    The Purchase Consideration

Section 2.     Assumption.

2.1           Assumed Liabilities.  As of the date hereof, Assignee hereby assumes and agrees to pay, perform and discharge, fully and completely, all liabilities, commitments, contracts, agreements, obligations or other claims against Assignor, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets, whenever arising (the “Liabilities).

2.2           Further Assurances.  Assignee shall from time to time after the date hereof at the request of Assignor and without further consideration execute and deliver to Assignor such additional instruments of assumption in addition to this Agreement as Assignor shall reasonably request to evidence more fully the assumption by Assignee of the Liabilities

Section 3.     Representations and Warranties of the Assignors.  The Assignor hereby makes the following representations and warranties to Assignee, which shall survive the Closing:

(a)	The Assets are owned by Assignor free and clear of any and all liens, claims, encumbrances, preemptive rights, right or first refusal and adverse interests of any kind.

(b)	Assignor has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Assignor’s obligations hereunder.

(c)
Except for Vicis Capital Mater Fund (which consent has been received), no consent, approval or agreement of any individual or entity is required to be obtained by Assignor in connection with the execution and performance by Assignor of this Agreement or the execution and performance by Assignor of any agreements, instruments or other obligations entered into in connection with this Agreement.

(d)
Except as set forth in the Assignor’s filing with the Securities and Exchange Commission, there is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, against Assignor or any of Assignor’s’ properties or any of its assets, at law or in equity.

(e)
Except as set forth in the Assignor’s filing with the Securities and Exchange Commission, there is no judgment, decree or order against Assignor that could prevent, enjoin, alter, or delay any of the transactions contemplated by this Agreement.

(f)
Except as set forth in the Assignor’s filing with the Securities and Exchange Commission, there are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending against the Assignor or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation.

(g)	No bankruptcy, receivership or debtor relief proceedings are pending or, to Assignor’s knowledge, threatened against Assignor.

(h)
Assignor has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business.  References in this Agreement to “Laws” shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

(i)	Assignor is aware of Assignee’s business affairs and financial condition and has reached an informed and knowledgeable decision to assign the Assets.

(j)
There are no liabilities, commitments, contracts, agreements, obligations or other claims against Assignor or the Assets, whether known or unknown, asserted or unasserted, accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due, and whether contractual, statutory, or otherwise associated with the Assets.

(k)
All representations, covenants and warranties of Assignor contained in this Agreement shall be true and correct on and as of the Closing with the same effect as though the same had been made on and as of such date.

Assignor agrees to defend, indemnify, and hold harmless Assignee, its officers, directors, agents and assigns with respect to any claim constituting a breach of the representations or warranties contained in this Agreement. With respect to any such claims, either party shall give the other party prompt notice of the claim. Assignee and Assignor agree to fully cooperate in the defense against claims.   The indemnifying party, Assignor, shall pay, upon presentation, a legal retainer, if required, and all of Assignee’s legal fees and costs, expenses, losses, and charges incurred in defending against such suits, as incurred, month to month.  Assignee shall not, without the prior written consent of Assignor, the indemnifying party, agree to the settlement, compromise or discharge of such claim, though written consent of Assignor cannot be unreasonably withheld.

Section 4.      Miscellaneous.

(a) Entire Agreement.  This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability.  If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices.  All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Agreement.  Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery.

(d) Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Florida applicable to agreements executed without regard to any principles of conflicts of law.  By execution and delivery of this Agreement, each of the parties hereby irrevocably (i) consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of Hillsborough in the State of Florida, (ii) submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consents to any service of process made either (x) in the manner set forth in this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial.  Each of the parties hereto hereby expressly waives any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which may arise out of or in any way be connected with this Agreement or any of the other documents or agreements executed in connection herewith.

(f) Parties to Pay Own Expenses.  Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors.  This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that no party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other parties.

(h) Further Assurances.  Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other parties to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings.  The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l) Legal Representation.  Each party hereto acknowledges that it has been represented by independent legal counsel in the preparation of the Agreement.  Each party recognizes and acknowledges that counsel to Assignee has represented certain shareholders of Assignee and may, in the future, represent others in connection with various legal matters and each party waives any conflicts of interest and other allegations that it has not been represented by its own counsel.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AGREEMENT OF CONVEYANCE]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.

ASSIGNOR:

OMNIRELIANT HOLDINGS, INC.

By:	/s/ Robert DeCecco III
Name: Robert DeCecco III
Title: Chief Executive Officer

ASSIGNEE:

ZURVITA HOLDINGS, INC.

By:	/s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer

SCHEDULE A

ASSETS

Software.  The LocalAdLink Software (“LAL”), including source codes, as updated, the LAL name rights, and the LAL trademark, as well as any additional third party codes that have been modified or integrated into the source codes to enable the business process operations of LAL, including but not limited to the domain URL assets (the "Software").

Records.  All creative materials, advertising and promotional materials, marketing materials, conference materials, database materials, supplier lists, equipment repair, maintenance or service records, and all other printed or written materials whether written or electronically stored or otherwise recorded, as they relate to the Software.